Third Quarter 2026 Financial Results November 4, 2026 Burford Capital This presentation is for the use of Burford’s public shareholders and is not an offering of any Burford private fund.

Notice and disclaimer This presentation (this “Presentation”) provides certain information to facilitate review and understanding of the business, financial condition and results of operations of Burford Capital Limited (together with its subsidiaries, the “Company”, “Burford”, “we”, “our” or “us”) as of and for the three and nine months ended September 30, 2026 and does not purport to be a complete description of the Company’s business, financial condition or results of operations. The information contained in this Presentation is provided as of the dates and for the periods indicated in this Presentation and is subject to change without notice. The financial condition and results of operations as of and for the three and nine months ended September 30, 2026 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2026. Forward-looking statements. This Presentation contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, including statements with respect to the Company’s expectations regarding the performance of its business and legal finance assets and other nonhistorical statements, as well as the Company’s target metrics and projections, such as modeled realizations and modeled return on invested capital (“ROIC”), that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward-looking statements. Although the Company believes that the assumptions, expectations, projections, intentions and beliefs about future results and events reflected in forward-looking statements have a reasonable basis and are expressed in good faith, forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause the Company’s actual results and events to differ materially from (and be more negative than) future results and events expressed, targeted, projected or implied by these forward-looking statements. Factors that might cause future results and events to differ include, among others, the following: (i) adverse litigation outcomes and timing of resolution of litigation matters; (ii) the Company’s ability to identify and select suitable legal finance assets; (iii) improper use or disclosure of, or access to, privileged information, intellectual property or litigation or business strategy due to cybersecurity breaches, unauthorized use or theft; (iv) inaccuracy or failure of the probabilistic model and decision science tools, including machine learning technology and generative artificial intelligence (collectively, “AI technologies”), the Company uses to predict the returns on its legal finance assets and in its operations; (v) changes and uncertainty in laws, regulations and rules relating to the legal finance industry, including those relating to privileged information and/or disclosure and enforceability of legal finance arrangements; (vi) inadequacies in the Company’s due diligence process or unforeseen developments; (vii) credit risk and concentration risk relating to the Company’s legal finance assets; (viii) lack of liquidity of the Company’s legal finance assets and commitments in excess of its available capital; (ix) the Company’s ability to obtain attractive external capital, refinance its outstanding indebtedness or raise capital to meet its liquidity needs; (x) the Company’s ability to comply with the covenants in its indentures governing its outstanding debt securities and changes in its credit ratings; (xi) competitive factors and demand for the Company’s services and capital; (xii) failure of lawyers who prosecute and/or defend claims that the Company has financed to exercise due skill and care or the misalignment of their interests or those of their clients with the Company’s; (xiii) poor performance by the commitments the Company makes on behalf of its private funds; (xiv) negative publicity about or public perception of the legal finance industry or the Company; (xv) valuation uncertainty with respect to the fair value of the Company’s capital provision assets; (xvi) current and future legal, political and economic factors, including uncertainty surrounding the effects, severity and duration of public health threats and/or military actions; (xvii) developments in AI technologies and expectations relating to environmental, social and governance considerations; (xviii) potential liability from litigation and legal proceedings against the Company; (xix) the Company’s ability to hire and retain key personnel; (xx) risks relating to the Company’s international operations as a result of differing legal and regulatory requirements, political, social and economic conditions and unforeseeable developments; (xxi) exposure to foreign currency exchange rate fluctuations; (xxii) uncertainty relating to the tax treatment of the Company’s financing arrangements; (xxiii) information systems risks or improper functioning of the Company’s information systems or those of its third-party service providers; (xxiv) failure of the Company’s third-party service providers to fulfill their obligations or misconduct by its third-party service providers; (xxv) failure by the Company to maintain the privacy and security of personal information and comply with applicable data privacy and protection laws and regulations; (xxvi) failure by the Company to maintain effective internal control over financial reporting or effective disclosure controls and procedures; (xxvii) failure by the Company to comply with the requirements of being a US domestic public company and the costs associated therewith; and (xxviii) certain risks relating to the Company’s incorporation in Guernsey. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the Company’s periodic and current reports that it files with or furnishes to the US Securities and Exchange Commission (the “SEC”). Many of these factors are beyond the Company’s ability to control or predict, and new factors emerge from time to time. Furthermore, the Company cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this Presentation and, except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to forward-looking statements, this Presentation includes certain data based on calculations derived from the Company’s probabilistic modeling of individual matters and its portfolio as a whole. This data is not a forecast of future results, and past performance is not a guide to future performance. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of the Company’s probabilistic model. Furthermore, the inherent nature of the probabilistic model is that actual results will differ from the modeled results, and such differences could be material. The data based on calculations derived from the Company’s probabilistic model contained in this Presentation is for informational purposes only and is not intended to be a profit forecast or be relied upon as a guide to future performance.

Notice and disclaimer (continued) Estimates and Assumptions. This Presentation includes certain unaudited financial and business projections, targets and goals with respect to the Company’s future outlook (collectively, the “Estimates”). The Estimates reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Estimates constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in these projections, targets or goals. There can be no assurance that the Estimates will be realized or that actual results will not be materially higher or lower than forecast. The Estimates cannot, therefore, be considered a guarantee of future results of operations, and this information should not be relied upon as such. The inclusion of the Estimates in this Presentation should not be regarded as an indication that the Company or any of its affiliates, officers, directors, employees or representatives considered or considers the Estimates to be necessarily predictive of actual future events, and the Estimates should not be relied upon as such. The inclusion of the Estimates herein should not be deemed an admission or representation by the Company that its management views the Estimates as material information. Neither the Company nor any of its affiliates, officers, directors, employees or representatives has made or makes any representation to any of the Company’s shareholders or any other person regarding the ultimate performance of the Company compared to the information contained in the Estimates or can give any assurance that actual results will not differ materially from the Estimates. Certain of the projected financial information in this Presentation may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, as substitutes for, or superior to, financial measures calculated in accordance with US GAAP (as defined below), and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. No reconciliation of non-GAAP financial measures in the Estimates to measures calculated in accordance with US GAAP was created or used in connection with preparing the Estimates. In light of the foregoing factors and the uncertainties inherent in the Estimates, readers are cautioned not to place undue reliance on the Estimates. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE ESTIMATES TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THE ESTIMATES WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE ESTIMATES ARE NO LONGER APPROPRIATE OR ARE SHOWN TO BE IN ERROR, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. Basis of presentation; non-GAAP financial measures; key performance indicators; definitions. The Company reports its financial results in accordance with the generally accepted accounting principles in the United States (“US GAAP”). US GAAP requires the Company to present financial statements that consolidate some of the limited partner interests in private funds the Company manages as well as assets held on the Company’s balance sheet where it has a partner or minority investor. As a result, the Company uses various measures, including Burford-only and adjusted Burford-only financial measures, which are calculated and presented using methodologies other than in accordance with US GAAP, to supplement analysis and discussion of its consolidated financial statements prepared in accordance with US GAAP. The Company believes that the presentation of Burford-only financial measures is consistent with how management measures and assesses the performance of the Company’s reporting segments, which are evaluated by management on a Burford-only basis, and that the presentation of Burford-only and adjusted Burford-only financial measures provides valuable and useful information to investors to aid in understanding the Company’s performance in addition to its consolidated financial statements prepared in accordance with US GAAP by eliminating the effect of the consolidation. In addition, the Company’s segment reporting, which conveys the performance of its business across two reportable segments—Principal Finance and Asset Management and Other Services—is presented on a Burford-only basis. The Company refers to its segment reporting in the aggregate as “total segments”. The Company also uses additional non-GAAP financial measures, such as adjusted total revenues, adjusted capital provision income/(loss), cash receipts, tangible book value attributable to Burford Capital Limited per ordinary share (“TBVPS”), return on tangible common equity (“ROTCE”) and various indebtedness leverage ratios. The Company believes that (i) adjusted total revenues, adjusted capital provision income/(loss) and cash receipts are an important measure of the Company’s operating and financial performance and are useful to management and investors when assessing the performance of Burford-only capital provision assets, (ii) TBVPS is an important measure of the Company’s financial condition and is useful to management and investors when assessing capital adequacy and the Company’s ability to generate earnings on tangible equity invested by its shareholders and (iii) ROTCE is an important measure of the Company’s operating and financial performance and is useful to management and investors when assessing the performance of Burford-only capital provision assets. The non-GAAP financial measures should not be considered in isolation from, as substitutes for, or superior to, financial measures calculated in accordance with US GAAP. In addition, the Company uses certain unaudited key performance indicators (“KPIs”). The KPIs are presented because the Company uses them to monitor its financial condition and results of operations and/or the Company believes they are useful to investors, securities analysts and other interested parties. The presentation of the KPIs is for informational purposes only and does not purport to present what the Company’s actual financial condition or results of operations would have been, nor does it project its financial condition at any future date or its results of operations for any future period. The presentation of the KPIs is based on information available as of the date of this Presentation and certain assumptions and estimates that the Company believes are reasonable. Additional information with respect to these non-GAAP financial measures and KPIs, their respective definitions and calculations and related reconciliations are provided in “Other Reconciliations” and “Glossary” sections of this Presentation. * * * * *

Notice and disclaimer (continued) The Company makes no representation or warranty, express or implied, as to the fairness, accuracy, reasonableness or completeness of the information contained in this Presentation, including information obtained from third parties. Unless otherwise specified, information contained in this Presentation is sourced from and reflects the views and opinions of the Company. Certain information contained in this Presentation has been obtained from sources other than the Company. While such information is believed to be reliable for purposes used in this Presentation, no representations are made as to the accuracy or completeness thereof, and the Company does not take any responsibility for such information. Certain information contained in this Presentation discusses general market activity, industry or sector trends or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described in this Presentation will continue or will not reverse. Past events, trends and results do not imply, predict or guarantee, and are not necessarily indicative of, future events, trends or results. This Presentation is not complete, and the information contained in this Presentation may change at any time without notice. The Company does not have any responsibility to update this Presentation to account for such changes. The information contained in this Presentation is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Neither the Company, its affiliates nor any officer, director, employee or representative of the Company or its affiliates accepts any liability whatsoever for any loss howsoever arising, directly or indirectly, from any use of this Presentation or its contents. * * * * * This Presentation does not constitute or form part of, and should not be construed as, an issue for sale or subscription of, or solicitation of any offer or invitation to subscribe for, underwrite or otherwise acquire or dispose of any securities of the Company or any of its affiliates, nor should this Presentation or any part of it form the basis of, or be relied on in connection with, any contract or commitment whatsoever which may at any time be entered into by the recipient nor any other person, nor does this Presentation constitute an invitation or inducement to engage in investment activity under Section 21 of the Financial Services and Markets Act 2000, as amended. This Presentation does not constitute an invitation to effect any transaction with the Company or any of its affiliates or to make use of any services provided by the Company. This Presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any ordinary shares or other securities of the Company or any of its affiliates. This Presentation is not an offering of any private fund of the Company. Burford Capital Investment Management LLC, which acts as the fund manager of all private funds of the Company, is registered as an investment adviser with the SEC. The information relating to the private funds of the Company provided in this Presentation is for informational purposes only. Past performance is not indicative of future results. Any information contained in this Presentation is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in the private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents. .

Burford Reports 3Q26 Financial Results “Burford had its strongest quarter this year, with robust portfolio activity and good cash generation. Total revenues of $135 million would have been well over $200 million if not for the non-cash increase in market discount rates. We also achieved $100 million of de-leveraging and retired our nearest-term debt maturity. We closed the quarter with more than a half-billion dollars of cash on hand. “After the quarter ended, we also brought in a further $64 million in cash from the resolution of a 2015 vintage matter, generating a 12x return.” Christopher Bogart Chief Executive Officer Conference Call Burford will hold a conference call for investors and analysts at 9.00am EST / 2.00pm GMT on Wednesday, November 4, 2026. The dial-in numbers for the conference call are +1 (585) 542-9983 (USA) or +1 (833) 461-5787 (USA & Canada toll free) / +44 117 389 0104 (UK) or +44 808 196 8935 (UK toll free), and the access code is 456 229 723. To minimize the risk of delayed access, participants are urged to dial into the conference call by 8.40am EST / 1.40pm GMT. A live audio webcast and replay will also be available at https://events.q4inc.com/attendee/456229723, and pre-registration at that link is encouraged. About Burford Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR) and works with companies and law firms around the world from its global network of offices. For more information, please visit www.burfordcapital.com. NOTE: All information and data in this Presentation is for the three and nine months ended September 30, 2026 (“3Q26” and “YTD26”, respectively) compared to the three and nine months ended September 30, 2025 (“3Q25” and “YTD25”, respectively), unless noted otherwise. Throughout this Presentation, amounts may not sum and/or tables may not foot due to rounding.

Financial Results: GAAP Consolidated

- Consolidated GAAP net income/(loss) was $34 million in 3Q26 and $(1,589) million in YTD26
- Net income/(loss) attributable to Burford Capital Limited shareholders was $23 million in 3Q26 and $(1,607) million in YTD26

Consolidated (GAAP) *$ in thousands*	YTD26	YTD25	3Q26	3Q25
Revenues				
Capital provision income/(loss)	(2,249,736)	435,748	147,550	80,068
Net realized gains/(losses)	*122,778*	*178,702*	*24,953*	*70,787*
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses), ex YPF-related assets	*78,871*	*(4,543)*	*138,586*	*(52,460)*
Fair value adjustment during the period from YPF-related assets	*(2,447,209)*	*236,311*	*(15,628)*	*55,389*
Other capital provision income/(loss)	*(4,176)*	*25,278*	*(361)*	*6,352*
Plus/(Less): Third-party interests in capital provision assets	766,209	(83,771)	(6,798)	(19,718)
Asset management income/(loss)	850	5,434	277	2,547
Marketable securities income/(loss) and interest	18,845	22,170	5,452	6,786
Other income/(loss)	1,051	367	429	120
Total revenues	**(1,462,781)**	**379,948**	**146,910**	**69,803**
Operating expenses				
Compensation and benefits	(49,524)	93,963	36,016	30,696
Salaries and benefits	*42,170*	*35,359*	*10,854*	*11,215*
Annual incentive compensation	*14,025*	*14,410*	*4,484*	*5,091*
Share-based and deferred compensation	*(117)*	*16,986*	*2,878*	*6,922*
Long-term incentive compensation including accruals	*(105,602)*	*27,208*	*17,800*	*7,468*
General, administrative and other	26,296	28,529	9,096	10,527
Case-related expenditures ineligible for inclusion in asset cost	(30,310)	12,690	4,005	3,793
Total operating expenses	(53,538)	135,182	49,117	45,016
Other expenses				
Finance costs	151,410	109,408	52,142	41,549
Foreign currency transactions (gains)/losses and other expenses	17,803	(2,372)	2,509	(267)
Total other expenses	169,213	107,036	54,651	41,282
Income/(loss) before income taxes	**(1,578,456)**	**137,730**	**43,142**	**(16,495)**
Provision for/(benefit from) income taxes	10,949	15,937	8,880	3,775
Net income/(loss)	**(1,589,405)**	**121,793**	**34,262**	**(20,270)**
Less: Net income/(loss) attributable to non-controlling interests	17,103	21,724	10,905	(1,114)
Net income/(loss) attributable to Burford Capital Limited shareholders	**(1,606,508)**	**100,069**	**23,357**	**(19,156)**

6

Key Messages

Key Messages

- Strongest quarter YTD, with 3Q26 total revenues of $135 million, roughly double that of 3Q25
- Adverse non-cash rate movement in 3Q26 generated $94 million of portfolio fair value losses as average discount rate rose ~90 basis points
  - Without rate movements, 3Q26 capital provision income of $116 million would have been $210 million
- Solid 3Q26 cash receipts of $89 million, with YTD26 cash receipts of $336 million — and $64 million in further cash from a single case success in October already received
- Debt reduced by $100 million, taking one-third of a turn off our debt/equity ratio, and around 10x oversubscribed debt offering shows capital markets access
- Achieved a 13.4% annualized return on tangible equity[1] in 3Q26, despite headwind of market interest rates

$5.7 billion

Group-wide portfolio

(as of September 30, 2026)



4.1
1.7
2.5
1.6
0.4
1.2
Principal Finance Segment
Asset Management & Other Services Segment
Fair value
Undrawn commitments

[1] Annualized return on tangible equity is calculated as the annualized net income/(loss) attributable to Burford Capital Limited shareholders in 3Q26 divided by the average of the tangible common equity as of the end of 3Q26 and as of the end of 2Q26.

NOTE: References throughout this Presentation to portfolio activity such as deployments and realizations refer to our Principal Finance segment, and all such portfolio activity metrics are shown either on a Burford-only or adjusted Burford-only basis, as applicable, unless otherwise noted. See "*Other Reconciliations*" and "*Glossary*" sections of this Presentation for additional information with respect to these portfolio activity metrics, their respective definitions and related reconciliations. In addition, throughout this Presentation, realizations and net realized gains/(losses) include fully and partially concluded assets.

8

Key Messages

Older vintages can generate strong risk-adjusted returns

LIFETIME OF 2015 VINTAGE MATTER 155539

Burford-only ($ in millions)	
Pre-realization fair value	30.8
Realization	63.7
Less total deployed cost	4.9
Net realized gain	58.8
Previously recognized unrealized gain	25.9
Realized gain net of unrealized transfers to realized	32.9
ROIC	1,190%
IRR	31%



Transfer of previously recognized unrealized gain to realized
0.1
1.1
0.1
5.0
4.9
2.7
4.9
-2.2
3.2
4.9
-1.7
14.6
9.7
4.9
14.8
9.9
4.9
14.9
10.0
4.9
16.1
11.2
4.9
17.4
12.5
4.9
18.6
13.7
4.9
30.8
25.9
4.9
58.8
4.9
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
3Q26
4Q26
Cumulative deployed cost
Cumulative fair value gain/loss
Net realized gain
Cumulative fair value

CHRONOLOGY OF CASE EVENTS

<u>2016</u>: Burford deploys initial $1.0 million in 1Q16. Case held at cost until motion to dismiss denied in part.

<u>2017</u>: Further deployments of $3.9 million as case proceeds into discovery.

<u>2018 - 2019</u>: Court grants summary judgment for defendant causing a $2.2 million write-down.

<u>2020</u>: Appellate court reverses district court's grant of summary judgment, reinstating the claims, leading to a fair value gain of $11.4 million due primarily to the case milestone.

<u>2021 - 2025</u>: Parties complete additional discovery following appeal. Case delayed due to Covid-19 pandemic backlog and reasons beyond the parties' control.

<u>2026</u>: Further developments as trial nears give rise in 3Q26 to $12.2 million of fair value gain. Early in 4Q26, parties agree settlement to which Burford's entitlement is $63.7 million, generating a realized gain above cost of $58.8 million. Cash received on October 28, 2026.

9

Cash realizations unimpacted by rates, only GAAP income 10 Key Messages • Ultimate cash realizations tied to litigation outcomes, not changes in market interest rates • Capital provision assets valued for GAAP purposes using set of cash flows adjusted for litigation risk and duration - Discount rate for fair value assets in net present value calculation is market-based - Changes in market interest rates cause discount rate to fluctuate, creating volatility from period to period • In 3Q26, rate changes caused $94 million of fair value losses arising from ~90 basis point quarter-on-quarter increase • Burford employs multiple tools to offset impact of inflation, including time-based multiples, back-end interest rate protections, minimum IRR thresholds and percentages of total proceeds - Court-imposed interest rates are also impacted by changes in market interest rates, meaning that rate increases can drive increases in post-judgment interest Changes in portfolio fair value average discount rate (bps) Quarter-on-quarter variance in approximate basis points and average discount rate as of period end -30 80 10 -90 20 10 -90 50 -20 -20 -10 -30 50 10 90 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 7.0% 7.8% 7.9% 7.0% 7.2% 7.3% 6.4% 6.9% 6.7% 6.5% 6.4% 6.1% 6.6% 6.7% 7.6%

Active management of Burford’s capital structure 11 Key Messages • Reduced total leverage by $100 million, lowering debt/equity by one-third of a turn • Retired 2028 maturity debt in full • Issued new 2029 maturity debt in around 10x oversubscribed debt offering with 8.000% coupon • New debt ratings assigned to secured notes and existing debt ratings and outlooks reaffirmed • Intend to engage in additional deleveraging 400 300 360 675 500 500 2026 2027 2028 2029 2030 2031 2032 2033 2034 Maturity of debt outstanding As of period end ($ in millions) Extinguished debt New issuance DEBT-TO-TANGIBLE BOOK VALUE MULTIPLE As of March 31, 2026 3.5x As of September 30, 2026 3.2x

3Q26 Results

New definitive commitments 360 639 79 119 Deployments 289 329 94 119 Realizations 266 310 75 85 Financial Metrics Summary $ in millions except per share data and as otherwise noted YTD26 YTD25 3Q26 3Q25 Capital provision income/(loss) (1,467) 308 116 62 Net realized gains 82 93 19 32 Asset management income 29 21 13 (0.2) Net income/(loss) (1,607) 100 23 (19) Diluted earnings/ (losses) per share (7.33) 0.45 0.10 (0.09) Cash receipts 336 423 89 118 Sep 30, 2026 Dec 31, 2025 Shareholders’ equity 848 2,448 Book value per ordinary share 3.86 11.18 Tangible book value (TBV) per ordinary share 3.25 10.57 Debt payable 2,300 2,128 Liquidity (Cash and marketable securities) 514 621 Debt to TBV ratio 3.2x 0.9x Net debt to TBV ratio 2.5x 0.7x Financial Results Total Segments (Burford-only) Balance Sheet & Liquidity Measures Total Segments (Burford-only) 13 Portfolio Metrics Principal Finance

Total Segments

Financial Results: Total Segments (Burford-only)

- Capital provision income/(loss) was $116 million in 3Q26 and $(1,467) million in YTD26, compared to $308 million in YTD25, with YTD26 driven by the unrealized loss attributable to write-down of fair value of the YPF-related assets
- Operating expenses were $49 million in 3Q26 and $8 million in YTD26, compared to $128 million in YTD25, with YTD26 impacted by the reversal of the long-term incentive compensation accrual for the YPF-related assets

Total Segments (Burford-only) *$ in thousands*	YTD26	YTD25	3Q26	3Q25
Revenues				
Capital provision income/(loss)	(1,467,397)	308,420	116,384	62,060
Net realized gains/(losses)	*82,093*	*93,115*	*18,790*	*31,939*
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	*(1,545,237)*	*191,347*	*97,997*	*23,943*
Other capital provision income/(loss)	*(4,253)*	*23,958*	*(403)*	*6,178*
Asset management income/(loss)	28,840	20,781	13,198	(168)
Other income/(loss)	19,723	22,290	5,848	6,801
Total revenues	**(1,418,834)**	**351,491**	**135,430**	**68,693**
Operating expenses				
Compensation and benefits	(49,524)	93,963	36,016	30,696
General, administrative and other	25,862	28,229	8,719	10,443
Case-related expenditures ineligible for inclusion in asset cost	31,184	6,168	3,783	1,586
Total operating expenses	7,522	128,360	48,518	42,725
Other expenses				
Finance costs	151,410	109,408	52,142	41,549
Foreign currency transactions (gains)/losses and other expenses	17,793	(2,283)	2,533	(200)
Total other expenses	169,203	107,125	54,675	41,349
Income/(loss) before income taxes	**(1,595,559)**	**116,006**	**32,237**	**(15,381)**
Provision for/(benefit from) income taxes	10,949	15,937	8,880	3,775
Net income/(loss)	**(1,606,508)**	**100,069**	**23,357**	**(19,156)**
Per diluted ordinary share	**(7.33)**	**0.45**	**0.10**	**(0.09)**

15

Segments: Principal Finance

Segment Results 17 Principal Finance Segment $ in thousands YTD26 YTD25 3Q26 3Q25 Revenues Capital provision income/(loss) (1,467,397) 308,420 116,384 62,060 Net realized gains/(losses) 82,093 93,115 18,790 31,939 Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (1,545,237) 191,347 97,997 23,943 Other capital provision income/(loss) (4,253) 23,958 (403) 6,178 Other income/(loss) 18,672 21,923 5,419 6,681 Total revenues (1,448,725) 330,343 121,803 68,741 Operating expenses Compensation and benefits (61,985) 76,077 32,567 24,930 General, administrative and other 20,115 23,186 6,182 8,578 Case-related expenditures ineligible for inclusion in asset cost 31,184 6,168 3,783 1,586 Total operating expenses (10,686) 105,431 42,532 35,093 Other expenses Finance costs 151,410 109,408 52,142 41,549 Foreign currency transactions (gains)/losses and other expenses 18,260 (2,231) 2,293 (148) Total other expenses 169,670 107,177 54,435 41,401 Income/(loss) before income taxes (1,607,709) 117,735 24,836 (7,753) Principal Finance Segment

Portfolio Snapshot 18 2,451 1,662 4,113 Principal Finance portfolio value and components Capital provision assets as of September 30, 2026 ($ in millions) 1,936 515 2,451 Principal Finance Segment Portfolio exposure Deployed cost of capital provision assets as of September 30, 2026 ($ in millions) 21% 20% 18% 16% 12% 3% 10% 55% 26% 17% 2% North America Global EMEA Asia/Other IP Mixed portfolio Arbitration Other $1,936 million Antitrust Contract Asset recovery $1,936 million Geography Asset type Undrawn commitments Fair value Unrealized gain Deployed cost Total portfolio Fair value

Principal Finance Segment

Capital Provision Income and Fair Value Bridge

($ in thousands)	YTD26	YTD25	3Q26	3Q25
Net realized gains/(losses)	82,093	93,115	18,790	31,939
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses), ex YPF-related assets	61,856	36,782	108,750	(11,791)
Total realized and unrealized gains/(losses), ex YPF-related assets	**143,949**	**129,897**	**127,540**	**20,148**
Fair value adjustment during the period from YPF-related assets	(1,607,093)	154,565	(10,753)	35,734
Other capital provision income/(loss)	(4,253)	23,958	(403)	6,178
Total capital provision income/(loss)	**(1,467,397)**	**308,420**	**116,384**	**62,060**

Fair value of capital provision assets


3Q26 Bridge
2,319
85
39
94
172
69
1
2,451
Fair value as of Jun 30, 2026
Deployments
(1) Duration impact (passage of time)
(2) Change in discount rate
(3) Milestones & other model impacts
Realizations
Foreign exchange & other impact
Fair value as of Sep 30, 2026
Income for the Period


YTD26 Bridge
3,912
287
136
140
1,459
251
34
2,451
Fair value as of Dec 31, 2025
Deployments
(1) Duration impact (passage of time)
(2) Change in discount rate
(3) Milestones & other model impacts
Realizations
(4) Foreign exchange & other impact
Fair value as of Sep 30, 2026
Income for the Period

1) "Duration impact (passage of time)" represents the change in fair value on assets that were held in the portfolio as of the beginning of the measurement period and continue to be held in the portfolio as of the end of the measurement period assuming there was no change to discount rate or any other inputs during the measurement period.
2) "Change in discount rate" represents the difference in fair value between using the actual discount rates in effect as of the end of the measurement period applied to the portfolio as of the end of the measurement period versus using the discount rates that were in effect as of the beginning of the measurement period applied to the portfolio as of the end of the measurement period.
3) "Milestones and other model impacts" represent all other change in fair value during the measurement period (realized or unrealized) attributable to all other input and model updates, including the impact of litigation milestone events, changes in expected proceeds and changes in expected duration.
4) Foreign exchange & other impact in YTD26 bridge includes amounts previously recognized in fair value which were determined to not meet the criteria for inclusion in the fair value of capital provision assets and expensed in 1Q26.

19

New Business • Definitive undrawn commitments were $1,126 million as of September 30, 2026, similar to $1,108 million as of December 31, 2025 • Decline of new definitive commitments represents a conscious short-term decision to prioritize deleveraging and liquidity over moderate expected return investments New definitive commitments by risk band ($ in millions) 20 Principal Finance Segment 42 60 81 106 46 101 83 51 62 36 48 68 218 40 36 12 4 4 43 94 9 38 33 99 38 92 12 121 203 159 361 119 235 133 149 79 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 Not modeled Up to 10% 10-25% 25%+ Undrawn commitments As of September 30, 2026 ($ in millions) 1,126 489 47 Definitive Discretionary Legal risk $1,662 Deployments ($ in millions) 72 126 130 81 119 130 88 87 94 74 126 130 81 119 130 108 87 94 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 denotes deployments related to interests in private funds and post-settlement assets Modeled risk of total loss 233 196 326 20 80 142 639 360 YTD25 YTD26 329 269 329 289 YTD25 YTD26 (chart scale adjusted)

Portfolio Realizations and Realized Gains • Realizations were $75 million in 3Q26 and $266 million in YTD26, compared to $310 million in YTD25 • Timing of realizations varies during quarters, though decrease in YTD26 realizations is due to the non-recurrence of single asset that generated a recovery of $94 million in 2025 Realizations ($ in millions) Principal Finance Segment Principal Finance 56 142 35 27 32 65 28 35 19 Excluding private fund interests & post-settlement 56 140 31 25 32 63 27 35 19 Implied ROIC1 52% 135% 26% 76% 60% 78% 56% 59% 34% 1) Implied ROIC excludes the impact of amounts related to balance sheet commitments to private funds and post-settlement assets. 165 244 149 58 85 144 76 94 75 168 253 163 62 85 148 97 94 75 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 denotes realizations related to interests in private funds and post- settlement assets Net Realized Gains ($ in millions) 21 292 244 310 266 YTD25 YTD26 93 82 88 81 43% 50%

Historical Track Record ― Fully and Partially Concluded Assets $16 Recoveries $889 Recoveries $956 Recoveries Principal Finance performance1 Concluded (fully and partially) assets from inception through September 30, 2026 ($ in millions) 76% of concluded case commitments were deployed $2,911 Commitments Adjudication-losses 79% ($1,739) of deployments settle in 2.6 years2 Settlement 8% ($186) of deployments go to adjudication and lose 13% ($296) of deployments go to adjudication and win in 3.0 years2 Adjudication-gains $1,018 Realizations 49% IRR 244% ROIC $2,221 Deployments $4,011 Realizations $20 Realizations -89% ROIC $2,973 Realizations 22% IRR 71% ROIC 81% ROIC 25% IRR 2.7 years2 WAL TOTAL • Burford has generated consistently high returns on $4.0 billion of realizations since inception in 2009 through September 30, 2026 • Cumulative ROIC and IRR remained broadly steady at 81% and 25%, respectively • A recurring mix of settlements and wins drives strong returns in reasonable time frames, with asymmetrically low losses 1) Principal Finance track record excludes the impact of allocations made by Burford’s balance sheet to private funds, which generally invested in legal finance assets with a lower risk/return profile, as well as allocations to post- settlement assets. 2) Average life weighted by realizations. Principal Finance Segment 22

-100 0 100 200 300 400 500 600 Net Loss < $1m 0% or less ROIC 0% to 99% ROIC 100% to 199% ROIC 200%+ ROIC Asset ROIC Distribution ― Asymmetric Returns • Favorable risk-adjusted return dynamics exemplified by the positive skew of the distribution of returns since inception • Since inception through September 30, 2026, 64 matters representing 14% of the total deployed cost of concluded cases have generated ROICs greater than 200%, showing repeatable nature of Burford’s business • 17% of deployments experienced losses, but when that occurred, we recovered 30% of deployed cost, resulting in an 11.8% lifetime loss rate1 on fully and partially concluded assets 0% or less ROIC 0 to 99% ROIC 100 to 199% ROIC Greater than 200% ROIC Total Deployed: Realized losses: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized losses: Realized gains: $375 ($262) $1,204 $493 $331 $440 $311 $1,118 $2,221 ($262) $2,051 17% of total 54% of total 24% of total 15% of total 21% of total 14% of total 55% of total Concluded (fully and partially) assets arrayed by ROIC From inception through September 30, 2026 ($ in millions) Cumulative weighted average ROIC 81% Gains Losses >700 % R O IC 23 Principal Finance Segment 2 1) Loss rate includes negative impact of counterparty insolvency unrelated to successful litigation outcome. Without that counterparty insolvency, the loss rate would have been 10.9%. 2) Reflects fully and partially concluded assets with a ROIC of 0% or less where the net loss is below $1 million.

Segments: Asset Management and Other Services

Asset Management and Other Services Segment Asset Management and Other Services Segment $ in thousands YTD26 YTD25 3Q26 3Q25 Revenues Asset management income/(loss) 28,840 20,781 13,198 (168) Other income/(loss) 1,051 367 429 120 Total revenues 29,891 21,148 13,627 (48) Operating expenses Compensation and benefits 12,461 17,886 3,449 5,766 General, administrative and other 5,747 5,043 2,537 1,865 Case-related expenditures ineligible for inclusion in asset cost - - - - Total operating expenses 18,208 22,929 5,986 7,632 Other expenses Finance costs - - - - Foreign currency transactions (gains)/losses and other expenses (467) (52) 240 (52) Total other expenses (467) (52) 240 (52) Income/(loss) before income taxes 12,150 (1,729) 7,401 (7,628) Segment Results 25

1.3 0.3 4.2 0.9 1.2 2.2 5.6 3.4 (2.7) 10.7 10.9 24.6 (0.2) 13.2 20.8 28.8 3Q25 3Q26 YTD25 YTD26 Management fees Performance fees Income from profit sharing Asset Management Income and Portfolio Asset Management and Other Services Segment • In YTD26, asset management income was $29 million, up 39% from $21 million in YTD25, primarily due to higher profit- sharing income from BOF-C • Asset management income was $13 million in 3Q26, compared to $(0.2) million in 3Q25 • Cash receipts from asset management were $8 million in 3Q26 and $14 million in YTD26 • Private funds portfolio expected to decline in size in coming years with focus on funding portfolio from the balance sheet 26 Asset management income ($ in millions) 1) Represents third-party fair value and undrawn commitments. 1,200 1,315 1,285 1,103 833 652 683 889 1,045 1,082 949 930 1,883 2,204 2,330 2,185 1,782 1,582 FY21 FY22 FY23 FY24 FY25 3Q26 Private funds BOF-C Portfolio of private funds1 As of period end ($ in millions) 8.1 8.3 16.7 13.6 3Q25 3Q26 YTD25 YTD26 Cash receipts from asset management ($ in millions)

Liquidity and Capital Management

Liquidity Bridge and Cash Receipts A. Cash and marketable securities as of December 31, 2025 B. Cash receipts C. Proceeds from debt issuance, net of interest expense, issuance costs and redemptions D. Operating expenses net of change in payables and income taxes paid E. Changes in other assets/liabilities F. Dividends and acquisitions of ordinary shares into treasury G. Cash balance before deployments H. Adjusted Burford-only deployments I. Cash and marketable securities as of September 30, 2026 28 336 9 124 22 17 289 621 803 514 A B C D E F G H I YTD26 cash bridge Burford-only ($ in millions) Cash receipts Burford-only ($ in millions) • Cash and marketable securities were $514 million as of September 30, 2026, compared to $621 million as of December 31, 2025 • Cash receipts were $89 million in 3Q26 and $336 million in YTD26, compared to $423 million in YTD25 • Due from settlement balance was $120 million as of September 30, 2026, with 65% of the $165 million balance as of December 31, 2025 collected in YTD26 - Excludes the 2015 vintage resolution of $64 million, which settled and paid in 4Q26 310 144 258 48 118 107 90 157 89 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 423 336 YTD25 YTD26

Operating Expenses

- YTD26 reversals for long-term incentive compensation and share-based compensation were predominantly driven by the YPF judgment reversal in 1Q26
- In 3Q26, long-term incentive compensation expense includes adjustments to account for year-to-date YPF fair value movement and overall year-to-date charge is approximately 10% of ex-YPF revenue
- Case-related expenditures were $31 million in YTD26, primarily driven by $28 million of costs directly associated with the funding of our active portfolio which do not meet the criteria for inclusion in the fair value of capital provision assets
  - $18 million of the $28 million in YTD26 reflects a reclassification of historical costs determined in 1Q26
- In YTD26, captured approximately $10 million of annualized compensation expense savings from select changes in our senior and middle management teams for an upfront cost of approximately $2 million

Operating expense detail

Total Segments (Burford-only)
($ in millions)

$ in thousands	YTD26	YTD25	3Q26	3Q25
Compensation and benefits				
Salaries and benefits	*42,170*	*35,359*	*10,854*	*11,215*
Annual incentive compensation	*14,025*	*14,410*	*4,484*	*5,091*
Share-based and deferred compensation	*(117)*	*16,986*	*2,878*	*6,922*
Long-term incentive compensation including accruals	*(105,602)*	*27,208*	*17,800*	*7,468*
Total compensation and benefits	(49,524)	93,963	36,016	30,696
General, administrative and other	25,862	28,229	8,719	10,443
Case-related expenditures ineligible for inclusion in asset cost	31,184	6,168	3,783	1,586
Total operating expenses	7,522	128,360	48,518	42,725

29

Debt Structure and Ratios • Debt payable of $2,300 million as of September 30, 2026, up from $2,128 million as of December 31, 2025, driven by our issuance in September of $300 million of 8.000% Senior Secured Notes due 2029, offset by the early redemption of 6.250% Senior Notes due 2028, and by our issuance in January of $500 million of 8.50% Senior Notes due 2034, offset by the early redemption of 5.000% bonds due 2026 • WAL of outstanding debt is 5.3 years, compared to 2.7 years for our concluded and partially concluded portfolio track record, and 3.6 years for active deployments as of September 30, 2026 301) Weighted by realizations as of September 30, 2026. Debt ratios As of September 30, 2026 ($ in millions) 300 360 675 500 500 2026 2027 2028 2029 2030 2031 2032 2033 2034 Weighted average life (WAL) Debt outstanding Concluded assets1 Active deployments 5.3 yrs 2.7 yrs 3.6 yrs Weighted average cost of debt 8.2% Maturity of debt outstanding As of period end ($ in millions) Debt outstanding 2,300 Cash & marketable securities 514 Net debt 1,786 Total BCL equity 848 Less: goodwill (134) Tangible book value (TBV) 714 Debt to TBV ratio 3.2x Net debt to TBV ratio 2.5x

Burford’s unparalleled competitive moat 31 $5.7 billion group-wide portfolio is the largest of its kind 17-year track record of industry innovation and leadership $4 billion of cumulative realizations since inception with a stable loss rate World-class origination platform anchored by in-house expertise Demand for capital driven by growth in legal costs Key Messages

Consolidated Financial Statement Reconciliations

Statement of Operations - Three Months Ended September 30, 2026 and 2025

($ in thousands)	Three months ended September 30, 2026 Consolidated	Three months ended September 30, 2026 Third-party interests	Three months ended September 30, 2026 Total segments (Burford-only)	Three months ended September 30, 2025 Consolidated	Three months ended September 30, 2025 Third-party interests	Three months ended September 30, 2025 Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	$ 147,550	$ (31,166)	$ 116,384	$ 80,068	$ (18,008)	$ 62,060
Plus/(Less): Third-party interests in capital provision assets	(6,798)	6,798	—	(19,718)	19,718	—
Asset management income/(loss)	277	12,921	13,198	2,547	(2,715)	(168)
Marketable securities income/(loss) and interest	5,452	(33)	5,419	6,786	(105)	6,681
Other income/(loss)	429	—	429	120	—	120
Total revenues	**146,910**	**(11,480)**	**135,430**	**69,803**	**(1,110)**	**68,693**
Operating expenses						
Compensation and benefits						
Salaries and benefits	10,854	—	10,854	11,215	—	11,215
Annual incentive compensation	4,484	—	4,484	5,091	—	5,091
Share-based and deferred compensation	2,878	—	2,878	6,922	—	6,922
Long-term incentive compensation including accruals	17,800	—	17,800	7,468	—	7,468
General, administrative and other	9,096	(377)	8,719	10,527	(84)	10,443
Case-related expenditures ineligible for inclusion in asset cost	4,005	(222)	3,783	3,793	(2,207)	1,586
Total operating expenses	**49,117**	**(599)**	**48,518**	**45,016**	**(2,291)**	**42,725**
Operating income/(loss)	**97,793**	**(10,881)**	**86,912**	**24,787**	**1,181**	**25,968**
Other expenses						
Finance costs	52,142	—	52,142	41,549	—	41,549
Foreign currency transactions (gains)/losses and other expenses	2,509	24	2,533	(267)	67	(200)
Total other expenses	**54,651**	24	**54,675**	**41,282**	**67**	**41,349**
Income/(loss) before income taxes	**43,142**	**(10,905)**	**32,237**	**(16,495)**	**1,114**	**(15,381)**
Provision for/(benefit from) income taxes	8,880	—	8,880	3,775	—	3,775
Net income/(loss)	34,262	(10,905)	23,357	(20,270)	1,114	(19,156)

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

33

Statement of Operations - Nine Months Ended September 30, 2026 and 2025

($ in thousands)	Nine months ended September 30, 2026 Consolidated	Third-party interests	Total segments (Burford-only)	Nine months ended September 30, 2025 Consolidated	Third-party interests	Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	$ (2,249,736)	$ 782,339	$ (1,467,397)	$ 435,748	$ (127,328)	$ 308,420
Plus/(Less): Third-party interests in capital provision assets	766,209	(766,209)	—	(83,771)	83,771	—
Asset management income/(loss)	850	27,990	28,840	5,434	15,347	20,781
Marketable securities income/(loss) and interest	18,845	(173)	18,672	22,170	(247)	21,923
Other income/(loss)	1,051	—	1,051	367	—	367
Total revenues	**(1,462,781)**	**43,947**	**(1,418,834)**	**379,948**	**(28,457)**	**351,491**
Operating expenses						
Compensation and benefits						
Salaries and benefits	42,170	—	42,170	35,359	—	35,359
Annual incentive compensation	14,025	—	14,025	14,410	—	14,410
Share-based and deferred compensation	(117)	—	(117)	16,986	—	16,986
Long-term incentive compensation including accruals	(105,602)	—	(105,602)	27,208	—	27,208
General, administrative and other	26,296	(434)	25,862	28,529	(300)	28,229
Case-related expenditures ineligible for inclusion in asset cost	(30,310)	61,494	31,184	12,690	(6,522)	6,168
Total operating expenses	**(53,538)**	**61,060**	**7,522**	**135,182**	**(6,822)**	**128,360**
Operating income/(loss)	**(1,409,243)**	**(17,113)**	**(1,426,356)**	**244,766**	**(21,635)**	**223,131**
Other expenses						
Finance costs	151,410	—	151,410	109,408	—	109,408
Foreign currency transactions (gains)/losses and other expenses	17,803	(10)	17,793	(2,372)	89	(2,283)
Total other expenses	**169,213**	**(10)**	**169,203**	**107,036**	**89**	**107,125**
Income/(loss) before income taxes	**(1,578,456)**	**(17,103)**	**(1,595,559)**	**137,730**	**(21,724)**	**116,006**
Provision for/(benefit from) income taxes	10,949	—	10,949	15,937	—	15,937
Net income/(loss)	**(1,589,405)**	**(17,103)**	**(1,606,508)**	**121,793**	**(21,724)**	**100,069**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

34

Statement of Financial Condition as of September 30, 2026 and December 31, 2025

($ in thousands)	September 30, 2026 Consolidated	September 30, 2026 Third-party interests	September 30, 2026 Total segments (Burford-only)	December 31, 2025 Consolidated	December 31, 2025 Third-party interests	December 31, 2025 Total segments (Burford-only)
Assets						
Cash and cash equivalents	$ 463,756	$ (16,992)	$ 446,764	$ 566,437	$ (35,246)	$ 531,191
Marketable securities	67,406	–	67,406	89,486	–	89,486
Other assets	77,349	134,287	211,636	73,743	117,914	191,657
Due from settlement of capital provision assets	120,422	–	120,422	164,804	–	164,804
Capital provision assets	3,337,579	(886,305)	2,451,274	5,609,949	(1,697,755)	3,912,194
Goodwill	134,003	–	134,003	134,020	–	134,020
Deferred tax asset	2,235	–	2,235	2,733	–	2,733
Total assets	**4,202,750**	**(769,010)**	**3,433,740**	**6,641,172**	**(1,615,087)**	**5,026,085**
Liabilities						
Debt interest payable	44,484	–	44,484	60,033	–	60,033
Other liabilities	88,808	(7,223)	81,585	191,606	(76,888)	114,718
Long-term incentive compensation payable	107,398	–	107,398	228,366	–	228,366
Debt payable	2,300,133	–	2,300,133	2,127,829	–	2,127,829
Financial liabilities relating to third-party interests in capital provision assets	101,591	(101,591)	–	858,491	(858,491)	–
Deferred tax liability	52,185	–	52,185	47,117	–	47,117
Total liabilities	**2,694,599**	**(108,814)**	**2,585,785**	**3,513,442**	**(935,379)**	**2,578,063**
Total shareholders' equity	**1,508,151**	**(660,196)**	**847,955**	**3,127,730**	**(679,708)**	**2,448,022**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

35

Other Reconciliations

Cash Receipts

($ in thousands)	Three months ended Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Consolidated proceeds from capital provision assets	$ 97,457	$ 208,032	$ 86,349	$ 133,426	$ 159,138	$ 76,758	$ 371,054	$ 222,444	$ 395,943
Less: Third-party interests	(25,739)	(62,091)	(5,530)	(49,330)	(56,905)	(34,464)	(126,150)	(92,170)	(91,185)
Total segments (Burford-only) proceeds from capital provision assets	**71,718**	**145,941**	**80,819**	**84,096**	**102,233**	**42,294**	**244,904**	**130,274**	**304,758**
Plus: Loss on financial liabilities at fair value through profit or loss	—	—	—	—	—	—	—	—	(2,583)
Burford-only total proceeds from capital provision assets	**71,718**	**145,941**	**80,819**	**84,096**	**102,233**	**42,294**	**244,904**	**130,274**	**302,175**
Consolidated asset management income	277	289	284	878	2,547	1,349	1,538	1,686	3,147
Plus: Eliminated income from funds	12,921	10,071	4,998	14,365	(2,715)	5,763	12,299	13,671	7,963
Total segments (Burford-only) asset management income	**13,198**	**10,360**	**5,282**	**15,243**	**(168)**	**7,112**	**13,837**	**15,357**	**11,110**
Less: Non-cash adjustments[1]	(4,921)	(6,571)	(3,798)	481	8,298	(5,604)	(6,732)	(6,055)	(9,389)
Burford-only proceeds from asset management income	**8,277**	**3,789**	**1,484**	**15,724**	**8,130**	**1,508**	**7,105**	**9,302**	**1,721**
Burford-only proceeds from marketable securities interest and dividends	5,848	6,003	6,292	5,566	6,593	4,031	4,678	5,418	4,567
Burford-only proceeds from other income	3,012	1,623	1,158	1,252	681	302	1,029	(1,395)	2,028
Burford-only proceeds from other items	**8,860**	**7,626**	**7,450**	**6,818**	**7,274**	**4,333**	**5,707**	**4,023**	**6,595**
Cash receipts	**88,855**	**157,356**	**89,753**	**106,638**	**117,637**	**48,135**	**257,716**	**143,599**	**310,491**

($ in thousands)	Nine months ended September 30, 2026	2025
Consolidated proceeds from capital provision assets	$ 391,838	$ 606,950
Less: Third-party interests	(93,360)	(217,519)
Total segments (Burford-only) proceeds from capital provision assets	**298,478**	**389,431**
Plus: Loss on financial liabilities at fair value through profit or loss	—	—
Burford-only total proceeds from capital provision assets	**298,478**	**389,431**
Consolidated asset management income	850	5,434
Plus: Eliminated income from funds	27,990	15,347
Total segments (Burford-only) asset management income	**28,840**	**20,781**
Less: Non-cash adjustments[1]	(15,290)	(4,038)
Burford-only proceeds from asset management income	**13,550**	**16,743**
Burford-only proceeds from marketable securities interest and dividends	18,143	15,302
Burford-only proceeds from other income	5,793	2,012
Burford-only proceeds from other items	**23,936**	**17,314**
Cash receipts	**335,964**	**423,488**

1) Adjustments for the change in asset management receivables accrued during the applicable period but not yet received as of the end of such period.

NOTE: Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Cash receipts are a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is proceeds from capital provision assets as set forth in our unaudited condensed consolidated statements of cash flows.

37

Principal Finance Deployments

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds & post-settlement	Adjusted (Burford-only) less: private funds & post-settlement
	Three months ended						
September 30, 2026	$ 100,440	$ (15,554)	$ 84,886	$ 9,132	$ 94,018	$ (0)	$ 94,018
June 30, 2026	110,076	(21,115)	88,961	(1,570)	87,391	0	87,391
March 31, 2026	139,947	(26,798)	113,149	(5,465)	107,684	(20,000)	87,684
December 31, 2025	148,962	(15,925)	133,037	(3,300)	129,737	(17)	129,720
September 30, 2025	136,745	(18,121)	118,624	108	118,732	(92)	118,640
June 30, 2025	100,304	(21,025)	79,279	1,497	80,776	(72)	80,704
March 31, 2025	216,476	(90,658)	125,818	4,093	129,911	(84)	129,827
December 31, 2024	154,194	(25,376)	128,818	(2,557)	126,261	(113)	126,148
September 30, 2024	98,150	(24,447)	73,703	137	73,840	(1,563)	72,277

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds & post-settlement	Adjusted (Burford-only) less: private funds & post-settlement
Nine months ended September 30, 2026	$ 350,463	$ (63,467)	$ 286,996	$ 2,097	$ 289,093	$ (20,000)	$ 269,093
Nine months ended September 30, 2025	453,525	(129,804)	323,721	5,698	329,419	(248)	329,171

38

Principal Finance Realizations

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds & post-settlement	Adjusted (Burford-only) less: private funds & post-settlement
Three months ended							
September 30, 2026	$ 94,324	$ (25,739)	$ 68,585	$ 6,450	$ 75,035	$ (469)	$ 74,566
June 30, 2026	148,970	(62,091)	86,879	7,444	94,323	(300)	94,023
March 31, 2026	101,309	(5,530)	95,779	1,358	97,137	(21,398)	75,739
December 31, 2025	192,210	(49,330)	142,880	5,036	147,916	(4,158)	143,758
September 30, 2025	139,361	(56,905)	82,456	2,832	85,288	(536)	84,752
June 30, 2025	90,077	(34,464)	55,613	6,273	61,886	(3,796)	58,090
March 31, 2025	288,848	(125,943)	162,905	243	163,148	(14,285)	148,863
December 31, 2024	348,023	(92,377)	255,646	(2,221)	253,425	(9,276)	244,149
September 30, 2024	254,165	(91,185)	162,980	5,436	168,416	(3,712)	164,704

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds & post-settlement	Adjusted (Burford-only) less: private funds & post-settlement
Nine months ended September 30, 2026	$ 344,603	$ (93,360)	$ 251,243	$ 15,252	$ 266,495	$ (22,167)	$ 244,328
Nine months ended September 30, 2025	518,286	(217,312)	300,974	9,348	310,322	(18,617)	291,705

Reconciliation of cumulative realizations from concluded or partially concluded assets since inception - consolidated to Burford-only

($ in millions)	Consolidated	Third-party interests	Total segments (Burford-only)
Inception thru September 30, 2026	$ 4,529	$ (518)	$ 4,011

39

Net Realized Gains/(Losses) 40 For the three months ended Principal Less: private funds Excluding ($ in thousands) Finance & post-settlement private funds September 30, 2026 $ 18,790 $ — $ 18,790 June 30, 2026 34,909 — 34,909 March 31, 2026 28,394 (1,124) 27,270 December 31, 2025 64,629 (1,601) 63,028 September 30, 2025 31,939 (136) 31,803 June 30, 2025 26,592 (1,553) 25,039 March 31, 2025 34,584 (3,407) 31,177 December 31, 2024 141,637 (1,194) 140,443 September 30, 2024 56,490 (233) 56,257 Principal Less: private funds Excluding ($ in thousands) Finance & post-settlement private funds Nine months ended September 30, 2026 $ 82,093 $ (1,124) $ 80,969 Nine months ended September 30, 2025 93,115 (5,096) 88,019

Tangible Book Value Attributable to Burford Capital Limited per Ordinary Share 41 NOTE: Tangible book value attributable to Burford Capital Limited is calculated by subtracting intangible assets (such as goodwill) from total Burford Capital Limited equity. Tangible book value attributable to Burford Capital Limited per ordinary share is calculated by dividing tangible book value attributable to Burford Capital Limited by the total number of outstanding ordinary shares. Each of tangible book value attributable to Burford Capital Limited and tangible book value attributable to Burford Capital Limited per ordinary share is a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is total Burford Capital Limited equity as set forth in our consolidated statements of financial position. ($ in thousands, except share data) September 30, 2026 December 31, 2025 Total Burford Capital Limited equity $ 847,955 $ 2,448,022 Less: Goodwill (134,003) (134,020) Tangible book value attributable to Burford Capital Limited 713,952 2,314,002 Basic ordinary shares outstanding 219,595,601 218,897,440 Tangible book value attributable to Burford Capital Limited per ordinary share 3.25 10.57

YPF-Related Income

Capital provision income, excluding YPF-related assets reconciliation

($ in thousands)	Three months ended September 30, 2026 Consolidated	Three months ended September 30, 2026 Third-party interests	Three months ended September 30, 2026 Total segments (Burford-only)	Three months ended September 30, 2025 Consolidated	Three months ended September 30, 2025 Third-party interests	Three months ended September 30, 2025 Total segments (Burford-only)
Net realized gains/(losses)	$ 24,953	$ (6,163)	$ 18,790	$ 70,787	$ (38,848)	$ 31,939
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF)	138,586	(29,836)	108,750	(52,460)	40,669	(11,791)
Income on capital provision assets, excluding YPF	**163,539**	**(35,999)**	**127,540**	**18,327**	**1,821**	**20,148**
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (YPF-only)	(15,628)	4,875	(10,753)	55,389	(19,655)	35,734
Other income/(loss)	(361)	(42)	(403)	6,352	(174)	6,178
Total capital provision income	**147,550**	**(31,166)**	**116,384**	**80,068**	**(18,008)**	**62,060**

($ in thousands)	Nine months ended September 30, 2026 Consolidated	Nine months ended September 30, 2026 Third-party interests	Nine months ended September 30, 2026 Total segments (Burford-only)	Nine months ended September 30, 2025 Consolidated	Nine months ended September 30, 2025 Third-party interests	Nine months ended September 30, 2025 Total segments (Burford-only)
Net realized gains/(losses)	$ 122,778	$ (40,685)	$ 82,093	$ 178,702	$ (85,587)	$ 93,115
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF)	78,871	(17,015)	61,856	(4,543)	41,325	36,782
Income on capital provision assets, excluding YPF	**201,649**	**(57,700)**	**143,949**	**174,159**	**(44,262)**	**129,897**
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (YPF-only)	(2,447,209)	840,116	(1,607,093)	236,311	(81,746)	154,565
Other income/(loss)	(4,176)	(77)	(4,253)	25,278	(1,320)	23,958
Total capital provision income	**(2,249,736)**	**782,339**	**(1,467,397)**	**435,748**	**(127,328)**	**308,420**

42

YPF-Related Fair Value

YPF fair value - reconciliation of consolidated to Burford-only

($ in thousands)	September 30, 2026 Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	$ 3,337,579	$ (886,305)	$ 2,451,274
Deployed costs	**2,595,249**	**(659,233)**	**1,936,016**
Deployed costs on YPF-related assets	202,907	(75,987)	126,920
Deployed costs on non-YPF-related assets	2,392,342	(583,246)	1,809,096
Unrealized gains	**742,330**	**(227,072)**	**515,258**
Unrealized gains on YPF-related assets	(57,054)	21,742	(35,312)
Unrealized gains on non-YPF-related assets	799,384	(248,814)	550,570

($ in thousands)	December 31, 2025 Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	$ 5,609,949	$ (1,697,755)	$ 3,912,194
Deployed costs	**2,498,463**	**(640,630)**	**1,857,833**
Deployed costs on YPF-related assets	193,564	(75,987)	117,577
Deployed costs on non-YPF-related assets	2,304,899	(564,643)	1,740,256
Unrealized gains	**3,111,486**	**(1,057,125)**	**2,054,361**
Unrealized gains on YPF-related assets	2,390,155	(818,374)	1,571,781
Unrealized gains on non-YPF-related assets	721,331	(238,751)	482,580

($ in thousands)	December 31, 2024 Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	$ 5,243,917	$ (1,672,693)	$ 3,571,224
Deployed costs	**2,341,377**	**(668,784)**	**1,672,593**
Deployed costs on YPF-related assets	76,405	(6,829)	69,576
Deployed costs on non-YPF-related assets	2,264,972	(661,955)	1,603,017
Unrealized gains	**2,902,540**	**(1,003,909)**	**1,898,631**
Unrealized gains on YPF-related assets	2,118,112	(722,213)	1,395,899
Unrealized gains on non-YPF-related assets	784,428	(281,696)	502,732

($ in thousands)	December 31, 2023 Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	$ 5,045,388	$ (1,613,276)	$ 3,432,112
Deployed costs	**2,280,563**	**(668,281)**	**1,612,282**
Deployed costs on YPF-related assets	67,167	(6,829)	60,338
Deployed costs on non-YPF-related assets	2,213,396	(661,452)	1,551,944
Unrealized gains	**2,764,825**	**(944,995)**	**1,819,830**
Unrealized gains on YPF-related assets	1,990,950	(679,631)	1,311,319
Unrealized gains on non-YPF-related assets	773,875	(265,364)	508,511

($ in thousands)	December 31, 2022 Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	$ 3,735,556	$ (1,099,116)	$ 2,636,440
Deployed costs	**2,046,149**	**(526,702)**	**1,519,447**
Deployed costs on YPF-related assets	61,610	(6,985)	54,625
Deployed costs on non-YPF-related assets	1,984,539	(519,717)	1,464,822
Unrealized gains	**1,689,407**	**(572,414)**	**1,116,993**
Unrealized gains on YPF-related assets	1,170,939	(402,529)	768,410
Unrealized gains on non-YPF-related assets	518,468	(169,885)	348,583

($ in thousands)	December 31, 2021 Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	$ 3,117,263	$ (798,997)	$ 2,318,266
Deployed costs	**1,594,085**	**(325,548)**	**1,268,537**
Deployed costs on YPF-related assets	57,128	(6,986)	50,142
Deployed costs on non-YPF-related assets	1,536,957	(318,562)	1,218,395
Unrealized gains	**1,523,178**	**(473,449)**	**1,049,729**
Unrealized gains on YPF-related assets	1,173,654	(403,031)	770,623
Unrealized gains on non-YPF-related assets	349,524	(70,418)	279,106

43

Asset Management Income 44 Three months ended September 30, 2026 Three months ended September 30, 2025 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Management fee income $ 277 $ — $ 277 $ 1,347 $ — $ 1,347 Performance fee income — 2,200 2,200 1,200 — 1,200 Profit sharing income from funds — 10,721 10,721 — (2,715) (2,715) Total asset management income 277 12,921 13,198 2,547 (2,715) (168) Nine months ended September 30, 2026 Nine months ended September 30, 2025 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Management fee income $ 850 $ — $ 850 $ 4,234 $ — $ 4,234 Performance fee income — 3,400 3,400 1,200 4,400 5,600 Profit sharing income from funds — 24,590 24,590 — 10,947 10,947 Total asset management income 850 27,990 28,840 5,434 15,347 20,781

Undrawn Commitments

($ in thousands)	September 30, 2026		
	Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 1,264,360	$ (138,324)	$ 1,126,036
Discretionary	627,407	(138,330)	489,077
Legal risk (definitive)	47,032	—	47,032
Total capital provision undrawn commitments	**1,938,799**	**(276,654)**	**1,662,145**

($ in thousands)	December 31, 2023		
	Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 839,973	$ (248,031)	$ 591,942
Discretionary	977,733	(211,196)	766,537
Legal risk (definitive)	55,583	(6,057)	49,526
Total capital provision undrawn commitments	**1,873,289**	**(465,284)**	**1,408,005**

($ in thousands)	December 31, 2025		
	Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 1,269,708	$ (161,649)	$ 1,108,059
Discretionary	793,533	(165,507)	628,026
Legal risk (definitive)	47,235	—	47,235
Total capital provision undrawn commitments	**2,110,476**	**(327,156)**	**1,783,320**

($ in thousands)	December 31, 2022		
	Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 817,186	$ (225,446)	$ 591,740
Discretionary	822,348	(182,147)	640,201
Legal risk (definitive)	81,193	(5,853)	75,340
Total capital provision undrawn commitments	**1,720,727**	**(413,446)**	**1,307,281**

($ in thousands)	December 31, 2024		
	Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 962,808	$ (189,135)	$ 773,673
Discretionary	1,032,433	(214,568)	817,865
Legal risk (definitive)	41,318	—	41,318
Total capital provision undrawn commitments	**2,036,559**	**(403,703)**	**1,632,856**

($ in thousands)	December 31, 2021		
	Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 703,417	$ (180,591)	$ 522,826
Discretionary	701,107	(173,684)	527,423
Legal risk (definitive)	88,260	(6,233)	82,027
Total capital provision undrawn commitments	**1,492,784**	**(360,508)**	**1,132,276**

45

Capital Provision Income

($ in thousands)	Three months ended September 30, 2026 Consolidated	Three months ended September 30, 2026 Third-party interests	Three months ended September 30, 2026 Total segments (Burford-only)	Three months ended September 30, 2025 Consolidated	Three months ended September 30, 2025 Third-party interests	Three months ended September 30, 2025 Total segments (Burford-only)
Net realized gains/(losses)	$ 24,953	$ (6,163)	$ 18,790	$ 70,787	$ (38,848)	$ 31,939
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	122,958	(24,961)	97,997	2,929	21,014	23,943
Income/(loss) on capital provision assets	**147,911**	**(31,124)**	**116,787**	**73,716**	**(17,834)**	**55,882**
Foreign exchange gains/(losses)	(1,354)	(42)	(1,396)	2,164	(174)	1,990
Other income/(loss)	993	—	993	4,188	—	4,188
Total capital provision income	**147,550**	**(31,166)**	**116,384**	**80,068**	**(18,008)**	**62,060**

($ in thousands)	Nine months ended September 30, 2026 Consolidated	Nine months ended September 30, 2026 Third-party interests	Nine months ended September 30, 2026 Total segments (Burford-only)	Nine months ended September 30, 2025 Consolidated	Nine months ended September 30, 2025 Third-party interests	Nine months ended September 30, 2025 Total segments (Burford-only)
Net realized gains/(losses)	$ 122,778	$ (40,685)	$ 82,093	$ 178,702	$ (85,587)	$ 93,115
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	(2,368,338)	823,101	(1,545,237)	231,768	(40,421)	191,347
Income/(loss) on capital provision assets	**(2,245,560)**	**782,416**	**(1,463,144)**	**410,470**	**(126,008)**	**284,462**
Foreign exchange gains/(losses)	(7,201)	(77)	(7,278)	18,540	(1,320)	17,220
Other income/(loss)	3,025	—	3,025	6,738	—	6,738
Total capital provision income	**(2,249,736)**	**782,339**	**(1,467,397)**	**435,748**	**(127,328)**	**308,420**

46

Total Revenues, Adjusted for Discount Rate Impact on Fair Value 47 Capital provision income, adjusted for discount rate impact on fair value Three months ended September 30, 2026 Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Total revenues $ 146,910 $ (11,480) $ 135,430 Fair value losses as a result of discount rate movements 120,474 (26,954) 93,520 Adjusted total revenues 267,384 (38,434) 228,950 Three months ended September 30, 2026 Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Capital provision income/(loss) $ 147,550 $ (31,166) $ 116,384 Fair value losses as a result of discount rate movements 120,474 (26,954) 93,520 Adjusted capital provision income/(loss) 268,024 (58,120) 209,904

Annualized Return on Tangible Equity in 3Q26 48 ($ in thousands) September 30, 2026 June 30, 2026 Net income/(loss) attributable to Burford Capital Limited shareholders 23,357 2,204 Plus: Amortization of intangible assets — — Net income/(loss) attributable to Burford Capital Limited shareholders before amortization of intangible assets 23,357 2,204 Total Burford Capital Limited equity 847,955 819,059 Less: Goodwill and intangible assets 134,003 134,002 Tangible book value attributable to Burford Capital Limited 713,952 685,057 Annualized return on tangible common equity 13.4 % NOTE: Annualized return on tangible equity is calculated as the annualized net income/(loss) attributable to Burford Capital Limited shareholders in 3Q26 divided by the average of the tangible common equity as of the end of 3Q26 and as of the end of 2Q26.

Advantage Fund Burford Advantage Master Fund LP, a private fund focused on pre-settlement litigation strategies where litigation risk remains, but where the overall risk return profile is generally lower than assets financed directly by our balance sheet. Investors in the Advantage Fund include third parties as well as Burford’s balance sheet. Assets held by the Advantage Fund are recorded as capital provision assets. Asset Management and Other Services segment One of our two reportable segments. Asset Management and Other Services segment manages legal finance assets on behalf of third-party investors through private funds and provides other services to the legal industry. BOF-C Burford Opportunity Fund C LP, a private fund through which a sovereign wealth fund invests in pre-settlement legal finance matters under the sovereign wealth fund arrangement. Burford-only (non-GAAP) A basis of presentation that refers to assets, liabilities and activities that pertain only to Burford on a proprietary basis, excluding any third-party interests and the portions of jointly owned entities owned by others. Capital provision assets Financial instruments that relate to the provision of capital in connection with legal finance. Cash receipts Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Commitment A commitment is the amount of financing we agree to provide for a legal finance asset. Commitments can be definitive (requiring us to provide financing on a schedule or, more often, when certain expenses are incurred) or discretionary (allowing us to provide financing after reviewing and approving a future matter). Commitments for which we have not yet provided financing are unfunded commitments. Concluded and partially concluded assets A legal finance asset is “concluded” for our purposes when there is no longer any litigation risk remaining. We use the term to encompass (i) entirely concluded legal finance assets where we have received all proceeds to which we are entitled (net of any entirely concluded losses), (ii) partially concluded legal finance assets where we have received some proceeds (for example, from a settlement with one party in a multi-party case) but where the case is continuing with the possibility of receiving additional proceeds and (iii) legal finance assets where the underlying litigation has been resolved and there is a promise to pay proceeds in the future (for example, in a settlement that is to be paid over time). Consolidated funds Certain of our private funds in which, because of our investment in and/or control of such private funds, we are required under the generally accepted accounting principles in the United States (“US GAAP”) to consolidate the minority limited partner’s interests in such private funds and include the full financial results of such private funds within our unaudited condensed consolidated financial statements. As of the date of this Presentation, BOF-C and the Advantage Fund are consolidated funds. Definitive commitments Commitments where we are contractually obligated to advance incremental capital and failure to do so would typically result in adverse contractual consequences (such as a dilution in our returns or the loss of our deployed capital in a case). Deployment Financing provided for an asset or other additions on consolidation, which add to our deployed cost in such asset. Glossary 49

Deployed cost Deployed cost is the amount of financing we have provided for an asset at the applicable point in time. For purposes of calculating returns, we must consider how to allocate the costs associated with an asset in the event of a partial conclusion. Our approach to cost allocation depends on the type of asset: When single case assets have partial resolutions along the way without the entire case being resolved, most commonly because one party settles and the remaining part(y)/(ies) continue to litigate, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the partial resolution depending on the significance of the settling party to the overall claim. In portfolio assets when a case (or part of a case) resolves or generates cash proceeds, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the resolution. The allocation depends on the structure of the individual portfolio arrangement and the significance of the resolution to the overall portfolio, but it is in essence a method that mimics the way an investor would allocate cost basis across a portfolio of security purchases. Discretionary commitments Commitments where we are not contractually obligated to advance capital and generally would not suffer adverse financial consequences from not doing so. Group-wide A basis of presentation that refers to the totality of assets managed by us, which includes assets financed by our balance sheet through our Principal Finance segment and assets funded by third parties through our Asset Management and Other Services segment. Internal rate of return (IRR) Internal rate of return (“IRR”) is a discount rate that makes the net present value of a series of cash flows equal to zero and is expressed as a percentage figure. We compute IRR on concluded (including partially concluded) legal finance assets by treating that entire portfolio (or, when noted, a subset thereof) as one undifferentiated pool of capital and measuring actual and, if necessary, estimated inflows and outflows from that pool, allocating costs appropriately. IRRs do not include unrealized gains or losses. Monetization The acceleration of a portion of the expected value of a litigation or arbitration matter prior to resolution of such matter, which permits a client to convert an intangible claim or award into tangible cash on a non-recourse basis. Portfolio The sum of the fair value of capital provision assets and the undrawn commitments. Principal Finance segment One of our two reportable segments. Principal Finance segment includes the allocation of capital to legal finance assets from our balance sheet, primarily as capital provision assets, and in limited scope through interests in private funds managed by us. Realization A legal finance asset is realized when the asset is concluded (i.e., when litigation risk has been resolved). A realization will result in us receiving cash or, occasionally, non-cash assets, or recognizing a due from settlement receivable, reflecting what we are owed on the asset. Realized gain or loss Reflects the total amount of gain or loss, relative to cost, generated by a legal finance asset when it is realized, calculated as realized proceeds less deployed cost, without regard for any previously recognized fair value adjustment. Return on invested capital (ROIC) Return on invested capital (“ROIC”) from a concluded asset is the absolute amount of realizations from such asset in excess of the amount of expenditure incurred in financing such asset divided by the amount of expenditure incurred, expressed as a percentage figure. ROIC is a measure of our ability to generate absolute returns on our assets. Some industry participants express returns on a multiple of invested capital (“MOIC”) instead of a ROIC basis. MOIC includes the return of capital and, therefore, is 1x higher than ROIC. In other words, 70% ROIC is the same as 1.70x MOIC. Glossary (continued) 50

Glossary (continued) 51 Total segments Refers to the sum of our two reportable segments, (i) Principal Finance and (ii) Asset Management and Other Services, and is presented on a Burford-only basis. Unrealized gain or loss Represents the fair value of our legal finance assets over or under their deployed cost, as determined in accordance with the requirements of the applicable US GAAP standards, for the relevant financial reporting period (unaudited condensed consolidated statements of operations) or cumulatively (unaudited condensed consolidated statements of financial condition). Vintage Refers to the calendar year in which a legal finance commitment is initially made. YPF-related assets Refers to our Petersen and Eton Park legal finance assets, which are two claims relating to the Republic of Argentina’s nationalization of YPF S.A., the Argentine energy company.